Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2024 and Full-Year Financial Results;
Declares Quarterly Cash Dividend of $0.30 per Share
Company to Host Conference Call on Friday, February 21, 2025, at 11:00 a.m. Eastern Standard Time
RENO, Nev., February 20, 2025 - (GLOBE NEWSWIRE) – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and mid-sized businesses engaged in low-to-medium hazard industries, today reported financial results for its fourth quarter ended December 31, 2024.
Full-Year 2024 Financial Highlights
(All comparisons versus full-year 2023)
•Net income of $118.6 million ($4.71 per diluted share), versus $118.1 million ($4.45 per diluted share);
•Adjusted net income of $94.0 million ($3.73 per diluted share), versus $101.7 million ($3.83 per diluted share);
•Net investment income of $107.0 million, versus $106.5 million;
•Gross premiums written of $776.3 million, versus $767.7 million;
•Net premiums earned of $749.5 million, versus $721.9 million;
•Net favorable prior year loss reserve development of $18.4 million, versus $44.9 million;
•GAAP combined ratio of 97.9% (98.6% excluding the LPT), versus 95.0% (96.0% excluding the LPT);
•Returned $71.7 million to stockholders through a combination of share repurchases and regular quarterly dividends;
•Record number of ending policies in-force of 130,767, versus 126,409; and
•Adjusted Book value per share of $50.71, up 9.8% including dividends declared.
Fourth Quarter 2024 Financial Highlights
(All comparisons versus fourth quarter 2023)
•Net income of $28.3 million ($1.14 per diluted share), versus $45.6 million ($1.77 per diluted share);
•Adjusted net income of $28.7 million ($1.15 per diluted share), versus $36.1 million ($1.40 per diluted share);
•Net investment income of $26.7 million, versus $26.2 million;
•Gross premiums written of $176.3 million, versus $178.2 million;
•Net premiums earned of $190.2 million, versus $187.5 million;
•Net favorable prior year loss reserve development of $9.1 million, versus $24.9 million;
•GAAP combined ratio of 95.5% (including and excluding the LPT), versus 88.1% (88.8% excluding the LPT); and
•Returned $17.5 million to stockholders through a combination of share repurchases and a regular quarterly dividend.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “We are pleased with our fourth quarter and full-year 2024 results. In fact, we closed the year with the highest levels of written and earned premium, ending in-force premium and policies and net investment income in the Company's history.
We achieved solid growth in new and renewal premium in 2024, but that growth was offset by lower final audit premiums and endorsements. Our investment performance contributed nicely to our overall results and financial strength. In addition to the record level of net investment income we generated, we also recognized $24.1 million of after-tax unrealized gains from our common stocks and other investments.”

Ms. Antonello continued, “Our current accident year loss and LAE ratio on voluntary business was 64.0%, slightly above the loss and LAE ratio we maintained throughout 2023 and consistent with that of 2022. Our fourth quarter full reserve study led to the recognition of $8.6 million of net favorable prior year loss reserve development from our voluntary business. Those actions, coupled with our continual focus on our underwriting expenses, yielded an ex-LPT combined ratio of 95.5% for the fourth quarter, and 98.6% for the full year.
Our active capital management efforts throughout 2024, which consisted of $41.7 million of share repurchases and $30.0 million of regular quarterly dividends, contributed to year-over-year increases of 10.6% and 9.8% in our book value per share including the deferred gain and adjusted book value per share, respectively. Our focus on disciplined underwriting, prudent risk management, and strategic investments has positioned us strongly in the workers' compensation insurance market, which is evidenced by the recent upgrade to our insurance companies’ AM Best Financial Strength Rating to “A” (Excellent).
Beyond our financial results, we continue to offer direct-to-consumer policies through the Cerity brand but, with the Cerity integration that was undertaken a year ago, we now do so without any meaningful fixed underwriting expenses. Further, our continued focus for 2025 will be on further appetite expansion, increased self-service options for policyholders, agents and injured workers and greater operational efficiencies.
Finally, we are saddened by the California wildfires and the impact on the Los Angeles area community and small businesses. Our thoughts are with all of those who have lost their homes, businesses, and livelihoods, and we are working with our partners to provide immediate and long-term assistance. As a monoline workers’ compensation insurance provider, these catastrophic events would not typically have a significant impact on our results, nor our long-term trends. We have analyzed the loss exposure and experience in the affected fire zones and have determined that approximately 1% of our in-force policies, representing less than 1% of our payroll exposure, are within the impacted areas and we are not currently experiencing any significant impacts from these devastating fires.”
Summary of Consolidated Fourth Quarter 2024 Results
(All comparisons versus fourth quarter 2023, unless otherwise noted)
Gross premiums written were $176.3 million, a decrease of 1%. The slight decrease was due to higher new and renewal business writings being offset by lower final audit premiums and endorsements. Net earned premiums were $190.2 million, an increase of 1%.
Losses and loss adjustment expenses were $113.2 million, an increase of 22%. The increase was due to higher earned premium, lower net favorable prior year loss reserve development and a slightly higher current accident year loss and loss adjustment expense provision. The Company recognized $9.1 million of favorable prior year loss reserve development versus $24.9 million. The Company’s loss and loss adjustment expense ratio was 59.5% for the quarter (including and excluding the LPT) versus 49.5% (50.2% excluding the LPT).
Total underwriting expenses (consisting of commissions, other underwriting and general and administrative expenses) were $68.6 million, a decrease of 5%. The decrease was primarily related to lower information technology expenses resulting from the Cerity integration plan that was executed in the fourth quarter of 2023, lower compensation-related expenses and a non-recurring commission adjustment, partially offset by higher bad debt expense. The Company’s total underwriting expense ratio was 36.0% versus 38.6%.
Within the 2024 periods presented herein, the Company refined its presentation of certain expenses associated with its involuntary premium. This revision, which was immaterial, had the effect of reducing both its fourth quarter and full year 2024 commission expense ratios by approximately 0.3 percentage points, and increasing its respective underwriting and general and administrative expense ratios by the same amount. This revision had no net effect on the Company’s total underwriting expenses or net income.
Net investment income was $26.7 million, an increase of 2%. The increase was due to higher investment yields, partially offset by lower invested balances of fixed maturity securities, short-term investments and cash and cash equivalents, as measured by amortized cost.
Net realized and unrealized gains (losses) on investments reflected on the income statement were $(0.4) million versus $12.1 million.
Interest and financing expenses were $0.1 million versus $0.6 million. The decrease resulted from the unwinding of our former Federal Home Loan Bank leveraged investment strategy in the fourth quarter of 2023.
Other expenses of $1.6 million recorded in the fourth quarter of 2023 consisted of a non-recurring charge in connection with previously capitalized cloud computing costs.

Federal and state income tax expense was $6.4 million (18.4% effective rate) versus $12.6 million (21.6% effective rate). The effective rates in each period reflect applicable income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, pre-privatization loss and loss adjustment expense reserve adjustments and deferred gain amortization.
The Company’s book value per share including the deferred gain of $47.35 increased by 10.6% during 2024 and its adjusted book value per share of $50.71 increased by 9.8% during 2024, each including dividends declared. These measures were favorably impacted by $24.1 million of net after tax unrealized gains arising from equity securities and other investments.
Share Repurchases and First Quarter 2025 Dividend Declaration
During the fourth quarter of 2024, the Company repurchased 193,857 shares of its common stock at an average price of $51.20 per share. During the period from January 1, 2025 through February 19, 2025, the Company repurchased a further 222,438 shares of its common stock at an average price of $49.38 per share. The Company currently has a remaining share repurchase authorization of $18.7 million.
On February 19, 2025, the Board of Directors declared a first quarter dividend of $0.30 per share. The dividend is payable on March 19, 2025 to stockholders of record as of March 5, 2025.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, February 21, 2025 at 11:00 a.m. Eastern Standard Time / 8:00 a.m. Pacific Standard Time.
To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current or future levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in low-to-medium hazard industries. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, creating safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers' compensation insurance solutions with fast, and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com and www.cerity.com.
Contact Information
Mike Paquette (775) 327-2562 or mpaquette@employers.com